TERM LOAN NOTE

                                 PROMISSORY NOTE
                                 ---------------

                                                       San Francisco, California
                                                                  March 31, 1999

                  FOR VALUE RECEIVED, the undersigned, Chalone Wine Group, Ltd. (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch (the "Bank"), the principal sum of the Term Loan advanced to the Borrower under the Credit Agreement referenced below. The outstanding principal sum hereof shall be payable in 22 substantially equal consecutive installments (based on a ten-year amortization schedule) due and payable on the last day of each calendar quarter and commencing on December 31, 2000, plus a final principal installment equal to the unpaid principal balance of the Term Loan then outstanding, together with all accrued and unpaid interest thereon, due and payable on the Term Loan Maturity Date.

                  The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below.

                  Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to the Bank under the Credit Agreement as provided therein.

                  The Bank shall record the date and amount of the Term Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

                  This promissory note is the Term Loan Note referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of March 31, 1999 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower and the Bank. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.
                  The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.


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                  This  promissory  note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                                     CHALONE WINE GROUP, LTD.

                                     By /s/ Francois Muse
                                        ---------------------------------------
                                        Title: (Acting) Chief Financial Officer


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